KPMG LLP
Suite 3100	Telephone 214 840 2000
717 North Harwood Street	Fax 214 840 2297
Dallas, TX 75201-6585

April 21, 2004

Mr. Randall Cooley
Chief Financial Officer
National Energy Group, Inc.
4925 Greenville Avenue
Dallas, Texas 75206

Dear Mr. Randall Cooley:

This is to confirm that the client-auditor relationship between National Energy Group, Inc. (Commission File Number 0-19136) and KPMG LLP has ceased.

Very truly yours,

/s/ KPMG LLP
KPMG LLP

cc:	Chief Accountant
Securities and Exchange Commission